UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2005

MGI PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10736	41-1364647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota, 55437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acceleration of Vesting of Stock Option Awards

On November 8, 2005, pursuant to and in accordance with the recommendation of the Compensation Committee (the “Committee”), the Board of Directors of MGI PHARMA, INC. (the “Company”) approved full acceleration of the vesting of each otherwise unvested stock option that had an exercise price of $19.32 or greater granted under the Company’s Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), the Guilford Pharmaceuticals, Inc. 2002 Stock Award and Incentive Plan (the “2002 Plan”) or the Amended and Restated 1999 Non Employee Director Stock Option Plan (the “1999 Plan”) that were held by employees, officers and non-employee directors. Options to purchase approximately 1.3 million shares of the Company’s Common Stock (“Common Shares”), including approximately 243,250 options held by officers at or above the level of Vice President (including executive officers) and approximately 112,500 options held by non-employee directors, are subject to this acceleration which was effective as of November 8, 2005.

The Committee also required that as a condition to the acceleration, each officer at or above the level of Vice President (including the executive officers) and each non-employee director agree to refrain from selling Common Shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment or upon a “change in control” as defined in any Termination Agreement between the individual and the Company (the “Lock-Up”).

The decision to accelerate vesting of these underwater options was made primarily to minimize certain future compensation expense that the Company would otherwise recognize in its consolidated statements of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment,” which becomes effective as to the Company for reporting periods beginning after December 31, 2005. The Company believes that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $16.4 million (of which approximately $1.6 million is attributable to options held by executive officers and approximately $1.4 million is attributable to options held by non-employee directors).

The form of the Lock-Up is attached hereto as Exhibit 99.1.

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Forward Looking Statements

Certain statements in this Report on Form 8-K that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those related to the Company’s expectations regarding the impact of the accelerated vesting of options on its financial results in future. Important factors that may affect such forward-looking statements include, without limitation: the possibility that FASB Statement No. 123R (“FAS 123R”) could be changed, amended or interpreted in a manner that would change the Company’s current assessment of the effects of the adoption of FAS 123R on the acceleration of the vesting of stock options and the final results of the closing of the Company’s books for future financial periods; as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibits:

99.1 Form of Lock-Up.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.

Dated: November 14, 2005	By:	/s/ James C. Hawley
James C. Hawley Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Lock-Up Agreement.